                                                                   Exhibit 10.16







--------------------------------------------------------------------------------





                     AMENDED AND RESTATED CREDIT AGREEMENT

                                    BETWEEN

                           WKI HOLDING COMPANY, INC.,

                                  AS BORROWER

                                      AND

                                 BORDEN, INC.,

                                   AS LENDER

                           DATED AS OF APRIL 12, 2001

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1.  Definitions......................................................1

SECTION 2.  Amount and Terms of Credit.......................................4
      2.1   Commitments......................................................4
      2.2   Procedure for Borrowing..........................................5
      2.3   Minimum Amount of Each Borrowing; Maximum Number of Borrowings...5
      2.4   Repayment of Loans; Evidence of Debt.............................5
      2.5   Conversions and Continuations....................................6
      2.6   Interest.........................................................6
      2.7   Interest Periods.................................................7
      2.8   Increased Costs..................................................8

SECTION 3.  Letters of Credit................................................8
      3.1   Letters of Credit................................................8
      3.2   Letter of Credit Requests........................................8
      3.3   Agreement to Repay Letter of Credit Drawings.....................8
      3.4   Fees and Expenses................................................9
      3.5   Additional Remedies; Cash Collateral............................10

SECTION 4.  Fees; Commitments...............................................10
      4.1   Fees  ..........................................................10
      4.2   Voluntary Reduction of Revolving Credit Commitments.............10
      4.3   Mandatory Termination of Commitment.............................10

SECTION 5.  Payments........................................................11
      5.1   Voluntary Payments..............................................11
      5.2   Method and Place of Payment.....................................11
      5.3   Net Payments....................................................11
      5.4   Computations of Interest and Fees...............................12

SECTION 6.  Conditions Precedent to Closing.................................12
      6.1   Credit Documents................................................12
      6.2   Closing Certificate.............................................13

SECTION 7.  Conditions Precedent to each Loan...............................13
      7.1   No Default; Representations and Warranties......................13
      7.2   Notice of Borrowing.............................................13

SECTION 8.  Representations, Warranties and Agreements......................13

SECTION 9.  Affirmative Covenants...........................................13
      9.1   Additional Guarantors and Grantors..............................13
      9.2   Amendments to WKI Credit Agreement..............................14

SECTION 10. Negative Covenants..............................................15

SECTION 11. Events of Default...............................................15

SECTION 12. Miscellaneous...................................................15

      12.1  Amendments and Waivers..........................................15
      12.2  Notices.........................................................15
      12.3  No Waiver; Cumulative Remedies..................................16
      12.4  Survival of Representations and Warranties......................16
      12.5  Payment of Expenses and Taxes...................................16
      12.6  Successors and Assigns; Participations and Assignments..........17
      12.7  Incorporation by Reference......................................18
      12.8  Set-off.........................................................18
      12.9  Counterparts....................................................19
      12.10 Severability....................................................19
      12.11 Integration.....................................................19
      12.12 GOVERNING LAW...................................................19
      12.13 Submission to Jurisdiction, Waivers.............................19
      12.14 Acknowledgments.................................................20
      12.15 WAIVERS OF JURY TRIAL...........................................20

SCHEDULES

Schedule 1.1      Commitment

EXHIBITS

Exhibit A         Form of Guarantee
Exhibit B         Form of Junior Security Agreement

          CREDIT AGREEMENT dated as of August 25, 2000, as amended and restated as of April 12, 2001, between WKI HOLDING COMPANY, INC, a Delaware corporation (the "BORROWER"), and BORDEN, INC., a New Jersey corporation (the "LENDER").

                            W I T N E S S E T H :
                            - - - - - - - - - -

            WHEREAS, the Borrower and the Lender are parties to a Credit Agreement, dated as of August 25, 2000 (the "EXISTING CREDIT AGREEMENT");

            WHEREAS, the Borrower has requested, and the Lender has agreed, that the Existing Credit Agreement be amended and restated as herein provided;

            NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto agree that the Existing Credit Agreement shall be and hereby is amended and restated in its entirety as follows:

            SECTION 1. DEFINITIONS. Capitalized terms used herein but not defined herein shall have the meaning assigned thereto in the WKI Credit Agreement unless otherwise indicated. As used herein, the following terms shall have the meanings specified in this Section 1 unless the context otherwise requires (it being understood that defined terms in this Agreement shall include in the singular number the plural and in the plural the singular):

            "ABR" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/ 16 of I%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1 %. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

            "ABR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the ABR.

            "AGREEMENT" shall mean this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "APPLICABLE ABR MARGIN" shall mean 3.00%.

            "APPLICABLE EURODOLLAR MARGIN" shall mean 4.00%.

            "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate.

            "BORDEN CREDIT AGREEMENT" shall mean the Credit Agreement, amended and restated as of July 14, 1997, among Borden, Inc., the other parties thereto and Citibank, N.A., as Administrative Agent, as amended from time to time.

            "BORROWER" shall have the meaning provided in the preamble to this Agreement.

            "BORROWING" shall mean the incurrence of a given Type of Loan on a given date.

            "C/D ASSESSMENT RATE" shall mean for any day as applied to any ABR Loan, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation or any successor thereto (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.4(a) (or any successor provision) to the FDIC for the FDIC's insuring time deposits at offices of such institution in the United States.

            "C/D RESERVE PERCENTAGE" shall mean for any day as applied to any ABR Loan, the percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board, for determining the reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity that is 30 days or more.

            "CHASE" shall mean The Chase Manhattan Bank, a New York banking corporation.

            "COMMITMENT" shall mean, with respect to the Lender, the amount set forth opposite the Lender's name on Schedule 1.1; PROVIDED, that as of the Perfection Date, the Commitment shall automatically be reduced to $25,000,000.

            "CREDIT DOCUMENTS" shall mean this Agreement, the Guarantee, the Junior Security Documents and any promissory notes or other documents or instruments issued or delivered by the Borrower hereunder from time to time.

            "CREDIT PARTY" shall mean each of the Borrower and the Guarantors.

            "EURODOLLAR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

            "EURODOLLAR RATE" shall mean, in the case of any Loan, with respect to each day during each Interest Period pertaining to such Loan, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the

      Telerate screen as of 11:00 A.M. London time two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "Eurodollar Rate" for the purposes of this paragraph shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be selected by the Lender.

            "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York.

            "GUARANTEE" shall mean and include each Amended and Restated Guarantee, in the form of Exhibit A, made by each Guarantor in favor of the Lender, as the same may be amended, supplemented or otherwise modified from time to time.

            "INCREASED COSTS" shall mean, with respect to any Loan, any additional costs to the Lender with respect to any borrowing (under the Borden Credit Agreement or otherwise) of the funds used to make and maintain such Loan, other than any regular interest and fees charged with respect to such borrowing, including increased costs charged to The Lender by the applicable lenders and breakage costs, if any, in respect of the relevant loans.

            "INTEREST PERIOD" shall mean, with respect to any Loan, the interest period applicable thereto, as determined pursuant to Section 2.6.

            "JUNIOR SECURITY AGREEMENT" shall mean the Junior Security Agreement, in the form of Exhibit B, entered into by each party thereto in favor of the Lender, as the same may be amended, supplemented or otherwise modified from time to time.

            "JUNIOR SECURITY DOCUMENTS" shall mean the Junior Security Agreement dated as of the date hereof and any documents given after the date hereof for the purpose of providing collateral security or credit support for the Loans.

            "LENDER" shall have the meaning provided in the preamble to this Agreement.

            "LETTER OF CREDIT": shall mean each letter of credit made available pursuant to Section 12."

            "LETTER OF CREDIT COMMITMENT": shall mean $5,000,000.

            "LETTER OF CREDIT OUTSTANDINGS" shall mean, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

            "LOAN" shall have the meaning provided in Section 2.1.

            "MATURITY DATE" shall mean March 31, 2004.

            "MINIMUM BORROWING AMOUNT" shall mean, with respect to any Loan, $100,000.

            "NON-EXCLUDED TAXES" shall have the meaning provided in Section 5.3(a).

            "OBLIGATIONS" shall mean all monetary amounts of every type or description at any time owing to the Lender pursuant to the terms of this Agreement or any other Credit Document.

            "PARTICIPANT" shall have the meaning provided in Section 12.6(ii).

            "PERFECTION DATE" shall mean the date that is 91 days after the date on which all documents provided to the Administrative Agent under the WKI Credit Agreement pursuant to clauses (f) and (g) of Section 6.1 thereof have been duly filed, registered or recorded.

            "STATED AMOUNT:" of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could be met."

            "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate, expressed as a per annum rate, for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day).

            "TYPE" shall mean, as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

            "UNPAID DRAWING" shall have the meaning provided in Section 12.3(a).

            "WKI CREDIT AGREEMENT" shall mean the Amended and Restated Credit Agreement, dated as of April 12, 2001, among WKI Holding Company, Inc. (as the successor to CCPC Holding Company, Inc.), the several lenders from time to time party thereto, Chase, as Administrative Agent, Citibank, N.A., as Syndication Agent, and Bankers Trust Company, as Documentation Agent, as amended through the date hereof and as in effect on the date hereof.

            SECTION 2. AMOUNT AND TERMS OF CREDIT

            2.1 COMMITMENTS. Subject to and upon the terms and conditions herein set forth, the Lender agrees to make a loan or loans (each, a "LOAN" and, collectively, the "LOANS") to the Borrower, which Loans (i) shall be made at any time and from time to time on and after the effectiveness hereof and prior to the Maturity Date, (ii) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurodollar Loans (provided that the Loans made by the Lender pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type), (iii) may be repaid and reborrowed in accordance with the provisions hereof and (iv) the outstanding amount of which, when added to the Letter of Credit Outstandings at such time, shall not exceed at any time the Commitment. The Loans shall be repaid in full on the Maturity Date.

            2.2 PROCEDURE FOR BORROWING. (a) Whenever the Borrower desires to incur Loans hereunder, it shall give the Lender, (i) prior to 10:30 A.M. (New York time) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and
(ii) written notice prior to 10:30 A.M. (New York time) on the Business Day on which the Borrowing is to occur (or telephonic notice promptly confirmed in writing) of each Borrowing of ABR Loans. Each such notice shall be irrevocable and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day) and (iii) whether the respective Borrowing shall consist of ABR Loans or Eurodollar Loans.

            (b) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Lender may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Lender in good faith to be from an Authorized Officer of the Borrower. In each such case the Borrower hereby waives the right to dispute the Lender's record of the terms of any such telephonic notice.

            2.3 MINIMUM AMOUNT OF EACH BORROWING; MAXIMUM NUMBER OF BORROWINGS. The principal amount of each Borrowing of Loans shall be in a multiple of $100,000 and shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred on any date, PROVIDED that at no time shall there be outstanding more than four Borrowings of Eurodollar Loans under this Agreement.

            2.4 REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Borrower shall repay to the Lender, on the Maturity Date, the then-unpaid amount of the Loans. In addition, to the extent that the aggregate amount of Loans and Letter of Credit Outstandings exceeds $25,000,000 on the Perfection Date, an amount of Loans equal to such excess shall be immediately due and payable on such date.

            (b) The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from each Loan, including the amounts of principal and interest payable and paid to the Lender from time to time under this Agreement.

            (c) The entries made in the accounts maintained pursuant to paragraph (b) of this Section 2.4 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; PROVIDED, HOWEVER, that the failure of the Lender to maintain such accounts, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower in accordance with the terms of this Agreement.

            2.5 CONVERSIONS AND CONTINUATIONS. (a) The Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans of one Type into a Borrowing or Borrowings of another Type or to continue the outstanding principal amount of any Eurodollar Loans as Eurodollar Loans for an additional Interest Period, PROVIDED that (i) no partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) ABR Loans may not be converted into Eurodollar Loans if a Default or Event of Default is in existence on the date of the conversion and the Lender has determined in its sole discretion not to permit such conversion, (iii) Eurodollar Loans may not be continued as Eurodollar Loans for an additional Interest Period if a Default or Event of Default is in existence on the date of the proposed continuation and the Lender has determined in its sole discretion not to permit such continuation and (iv) Borrowings resulting from conversions pursuant to this Section 2.5 shall be limited in number as provided in Section
2.3. Each such conversion or continuation shall be effected by the Borrower by giving the Lender prior to 11:30 A.M. (New York time) at least three Business Days' (or one Business Day's notice in the case of a conversion into ABR Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "NOTICE OF CONVERSION OR CONTINUATION") specifying the Loans to be so converted or continued and the Type of Loans to be converted or continued into.

            (b) If any Default or Event of Default is in existence at the time of any proposed continuation of any Eurodollar Loans and the Lender has determined in its sole discretion not to permit such continuation, such Eurodollar Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of Eurodollar Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in paragraph (a) above, the Borrower shall be deemed to have elected to convert such Borrowing of Eurodollar Loans into a Borrowing of ABR Loans effective as of the expiration date of such current Interest Period.

            2.6 INTEREST. (a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable ABR Margin in effect from time to time plus the ABR in effect from time to time.

            (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Eurodollar Margin in effect from time to time plus the relevant Eurodollar Rate.

            (c) If all or a portion of (i) the principal amount of any Loan or
(ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum that is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto PLUS 2% or (y) in the case of any overdue interest, to the extent permitted by applicable law, the rate described in Section 2.5(a) PLUS 2% from and including the date of such non-payment to but excluding the date on which such amount is paid in full (after as well as before judgment).

            (d) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each ABR Loan, monthly in arrears on the last day of each month, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto, and (iii) in respect of each Loan (except, in the case of prepayments, any ABR Loan), on any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) All computations of interest hereunder shall be made in accordance with Section 5.4.

            (f) The Lender, after determining the interest rate for any Borrowing of Eurodollar Loans, shall promptly notify the Borrower thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on the parties hereto.

            2.7 INTEREST PERIODS. The Interest Period for each Eurodollar Loan shall be one month, PROVIDED that the initial Interest Period may be for a period less than one month if agreed upon by the Borrower and the Lender. Notwithstanding the foregoing:

            (a) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

            (b) if any Interest Period begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

            (c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, PROVIDED that if any Interest Period would otherwise expire on a day that is not a Business

      Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

            (d) the Borrower shall not be entitled to elect any Interest Period in respect of any Eurodollar Loan if such Interest Period would extend beyond the Maturity Date.

            2.8 INCREASED COSTS. If the Lender at any time reasonably determines that it has suffered Increased Costs, the Lender shall so notify the Borrower. In such case, the Borrower shall pay to the Lender, promptly after receipt of written demand therefor, an amount equal to such Increased Costs (such amount to be calculated by the Lender and to be conclusive and binding on the Borrower absent manifest error).

            SECTION 3. LETTERS OF CREDIT.

            3.1 LETTERS OF CREDIT. (a) Subject to and upon the terms and conditions herein set forth, the Borrower, at any time and from time to time prior to the Maturity Date, may request that the Lender make available on behalf of the Borrower, a standby letter of credit or letters of credit in such form as may be approved by the Lender in its reasonable discretion.

            (b) Notwithstanding the foregoing, (i) Lender in its sole discretion may refuse to make available any Letter of Credit, (ii) no Letter of Credit shall be made available the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed the Letter of Credit Commitment then in effect, (iii) no Letter of Credit shall be made available the Stated Amount of which, when added to the sum of (x) the Letter of Credit Outstandings at such time and (y) the aggregate principal of all Loans then outstanding, would exceed the Commitment then in effect; and (iv) each Letter of Credit shall have an expiry date occurring no later than one year after the date of issuance thereof, unless otherwise agreed upon by the Lender; and (v) each Letter of Credit shall be denominated in lawful money of the United States.

            3.2 LETTER OF CREDIT REQUESTS. (a) Whenever the Borrower desires that a Letter of Credit be made available, it shall give the Lender at least five (or such lesser number as may be agreed upon by the Lender) Business Days' written notice thereof, specifying the requested (i) date of issuance (which shall be a Business Day) of such Letter of Credit, (ii) Stated Amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit and (v) the form of such Letter of Credit.

            (b) The making of each Letter of Credit request pursuant to clause
(a) above shall be deemed to be a representation and warranty by the Borrower that the Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 12.1(b).

            3.3 AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. (a) The Borrower hereby agrees to reimburse Lender, by making payment to Lender in immediately available funds and in lawful money of the United States to the office of Lender specified by Lender to the Borrower from time to time, for any payment, drawing or disbursement made under any Letter of Credit

(each such amount so paid until reimbursed, an "UNPAID DRAWING") immediately after, and in any event on the date of, such payment, with interest on the amount so paid or disbursed under the Letter of Credit, to the extent not reimbursed prior to 3:00 P.M (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date payment is made to the Lender, at a rate per annum that shall at all times be the Applicable ABR Margin plus the ABR as in effect from time to time.

            (b) The Borrower's obligations under this Section 12.3 to make payment to the Lender with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other person or entity may have or have had against the issuer of the Letter of Credit or the Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing.

            (c) Without limiting the Borrower's obligation to pay Lender under
Section 12.3, if agreed, in each case by Lender, any payment, drawing or disbursement by an issuer of a Letter of Credit may constitute a request by the Borrower for an ABR Loan in the amount of the Unpaid Drawing in respect of such Letter of Credit. In such case, (i) the Lender shall notify the Borrower promptly upon receiving notice from the issuer of a Letter of Credit that such issuer intends to honor a drawing under such Letter of Credit, of (A) such Letter of Credit issuer's intention to honor such drawing and (B) the amount of such drawing, and (ii) unless the Borrower shall have notified the Lender prior to 9: 00 A.M. on the date of such drawing that the Borrower intends to make payment to the Lender for the amount of such drawing with funds other than the proceeds of Loans, (A) the Borrower shall be deemed to have given a notice of borrowing to the Lender under Section 2.2 requesting that the Lender make Loans (which shall initially be ABR Loans) on the date on which such drawing is honored in an amount equal to the amount of such drawing and (B) the Lender shall, on such date, make Loans in an amount equal to such drawing in accordance with the provisions of Section 2.2. Such Loans shall be made without regard to the Minimum Borrowing Amount. The Lender shall use the proceeds of such Loans solely for purpose of ensuring that the Letter of Credit issuer is reimbursed for the related Unpaid Drawing.

             3.4 FEES AND EXPENSES. (a) The Borrower agrees to pay to the Lender a fee in respect of each Letter of Credit, for the period from and including the date of issuance of such Letter of Credit to but not including the termination date of such Letter of Credit computed at the rate per annum for each day equal to the higher of (i) the sum of the rates then applicable pursuant to Sections 4.1(b) and 4.1(c) of the WKI Credit Agreement and (ii) the rate applicable to any letter of credit fee, commission or fronting fee payable by the Lender in respect of such Letter of Credit.

            (b) The Borrower agrees to pay to the Lender such others amounts for which Lender becomes obligated for payment with respect to any Letter of Credit (including, without limitation, in connection with the issuance of, administration of, any drawing under or any amendment of, such Letter of Credit), promptly after receipt of written demand from Lender stating the amount or amounts so payable and the basis for payment of such other amounts. Any such notice from Lender to Borrower shall be conclusive and binding on the Borrower absent clearly demonstrable error.

            3.5 ADDITIONAL REMEDIES; CASH COLLATERAL. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to Section 11 or which shall not have expired or been fully drawn on the Maturity Date, the Borrower shall at such time of acceleration or on the Maturity Date, as the case may be, deposit in a cash collateral account opened by the Lender an amount equal to the aggregate undrawn and unexpired amount of all such Letters of Credit at such time. The Borrower hereby grants to the Lender a security interest in such cash collateral to secure all the Obligations. Any amounts held in such cash collateral account shall be applied by the Lender to reimbursement of Lender for any drawings under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder. After all such Letters of Credit have expired or been fully drawn upon, and all obligations of the Borrower hereunder shall have been satisfied, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Lender, such further documents and instruments as Lender may reasonably request to evidence the creation and perfection of the security interest in such cash collateral granted hereby.

                  SECTION 4. FEES; COMMITMENTS.

            4.1 FEES. The Borrower agrees to pay to the Lender a commitment fee for each day from and including the effectiveness hereof to but excluding the Maturity Date. Such commitment fee shall be payable in arrears (i) on the last day of each month and (ii) on the Maturity Date (for the period ended on such date for which no payment has been received pursuant to clause (i) above), and shall be computed for each day during such period at a rate per annum of 0.50% on the unused portion of the Commitment on such day.

            4.2 VOLUNTARY REDUCTION OF REVOLVING CREDIT COMMITMENTS. Upon at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) to the Lender, the Borrower shall have the right, without premium or penalty, on any day, permanently to terminate or reduce the Commitment in whole or in part, PROVIDED that (a) any partial reduction pursuant to this Section 4.2 shall be in the amount of at least $100,000 and (b) after giving effect to such termination or reduction and to any prepayments of the Loans made on the date thereof in accordance with this Agreement, the aggregate outstanding principal amount of the Loans shall not exceed the Commitment.

            4.3 MANDATORY TERMINATION OF COMMITMENT. The Commitment shall terminate at 5:00 P.M. (New York time) on the Maturity Date.

            SECTION 5. PAYMENTS.


            5.1 VOLUNTARY PAYMENTS. The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (a) the Borrower shall give the Lender written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment and the amount of such prepayment, which notice shall be given by the Borrower no later than 10:00 A.M. (New York time) on the date of such prepayment; and (b) each partial prepayment shall be in a multiple of $100,000 and in an aggregate principal amount of at least $100,000; PROVIDED that (i) no partial prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount and (ii) no prepayment of Eurodollar Loans may occur on any date other than the last day of an Interest Period.

            5.2 METHOD AND PLACE OF PAYMENT. (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Lender, without set-off, counterclaim or deduction of any kind, not later than 12:00 Noon (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America, in accordance with instructions specified by the Lender to the Borrower from time to time.

            (b) Any payments under this Agreement that are made later than 2:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

            5.3 NET PAYMENTS. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any current or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender and (ii) any taxes imposed on the Lender as a result of a current or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Lender hereunder, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest, costs or penalties that may become payable by the Lender as a result of any such failure. The agreements in this Section 5.3(a) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

            (b) If the Borrower determines in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the Lender shall cooperate with the Borrower in challenging such taxes at the Borrower's expense if so requested by the Borrower. If the Lender receives a refund of a tax for which a payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of the Lender is attributable to such payment made by the Borrower, then the Lender shall reimburse the Borrower for such amount as the Lender determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. The Lender shall claim any refund that it determines is available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim. The Lender shall not be obliged to disclose any information regarding its tax affairs or computations to the Borrower in connection with this paragraph (b) or any other provision of this Section 5.3.

            5.4 COMPUTATIONS OF INTEREST AND FEES. (a) Interest on Eurodollar Loans and, except as provided in the next succeeding sentence, ABR Loans shall be calculated on the basis of a 360-day year for the actual days elapsed. Interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the Prime Rate and interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

            (b) The Commitment Fee shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

            SECTION 6. CONDITIONS PRECEDENT TO CLOSING.

            The effectiveness of this Agreement and the obligation of the Lender to make and continue any Loans and to issue or continue any Letters of Credit hereunder on the effectiveness hereof is subject to the satisfaction of the following conditions precedent:

            6.1 CREDIT DOCUMENTS. The Lender shall have received this Agreement, executed and delivered by a duly authorized officer of the Borrower, and the Guarantee, executed and delivered by each Guarantor.

            6.2 CLOSING CERTIFICATE. The Lender shall have received a Closing Certificate of the Borrower in the form previously agreed between the Lender and the Borrower.

            SECTION 7. CONDITIONS PRECEDENT TO EACH LOAN. The agreement of the Lender to make any Loan requested to be made by it on any date (including on the date of the effectiveness hereof) is subject to the satisfaction of the following conditions precedent:

            7.1 NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each Loan and also after giving effect thereto (a) there shall exist no Default or Event of Default and (b) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loan (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).

            7.2 Notice of Borrowing. The Lender shall have received a notice of the relevant Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.2.

The acceptance of the benefits of each Loan shall constitute a representation and warranty by each Credit Party to the Lender that all the applicable conditions specified above exist as of that time.

            SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Lender to enter into this Agreement and to make and continue the Loans, the Borrower makes, to and for the benefit of the Lender, the representations and warranties and agreements set forth in Section 8 of the WKI Credit Agreement, all of which shall survive the execution and delivery of this Agreement and the making of the Loans, and which are incorporated by reference herein as if fully set forth herein.

            SECTION 9. AFFIRMATIVE COVENANTS. On the effectiveness hereof and thereafter, for so long as this Agreement is in effect and until the Loans, together with interest and all other Obligations incurred hereunder, are paid in full and the Commitment is terminated, the Borrower hereby makes, with and for the benefit of the Lender, the covenants and agreements set forth in Section 9 of the WKI Credit Agreement (other than the covenants and agreements set forth in Sections 9.1(j), 9.11, 9.12 and 9.13), which covenants and agreements are incorporated by reference herein as if fully set forth herein, including the agreements therein to deliver to the Lender all reports and notices as set forth therein, and makes the following additional covenants:

            9.1 ADDITIONAL GUARANTORS AND GRANTORS. Except with respect to any Subsidiary that is not required to become a "Guarantor" as defined in and pursuant to the WKI Credit Agreement, the Borrower will cause (a) any direct or indirect Domestic Subsidiary (other than any Unrestricted Subsidiary or Acquisition Subsidiary) formed or otherwise purchased or acquired after the date hereof and (b) any Subsidiary (other than any Unrestricted Subsidiary or Acquisition Subsidiary) that is not a Domestic Subsidiary on the date hereof but subsequently becomes a Domestic Subsidiary (other than any Unrestricted Subsidiary or Acquisition Subsidiary), in each case to execute a supplement to each of the Guarantee and the Junior Security Agreement, in form and substance reasonably satisfactory to the Lender, in order to become a Guarantor under the Guarantee and a grantor under the Junior Security Agreement. The Borrower and each applicable Subsidiary shall, concurrently with causing any assets or property to become subject to the security interests under the WKI Credit Agreement and related documents, shall cause such assets or property to become subject to corresponding security interests under the Junior Security Agreement as contemplated thereby.

            9.2 AMENDMENTS TO WKI CREDIT AGREEMENT. If the Borrower shall enter into any amendment to the WKI Credit Agreement which is favorable to the lenders thereunder, or shall otherwise agree to any accommodation or other agreement for the benefit of the lenders under the WKI Credit Agreement in connection with any waiver, consent or modification in connection therewith, the Borrower shall concurrently therewith enter into corresponding arrangements with the Lender under this Agreement and execute any necessary amendments or documents to reflect such arrangement, unless the Lender shall otherwise agree in its sole discretion, in each case subject to and consistent with the Intercreditor Agreement and Junior Security Agreement.

            SECTION 10. NEGATIVE COVENANTS. On the effectiveness hereof and thereafter, for so long as this Agreement is in effect and until the Loans, together with interest and all other Obligations incurred hereunder, are paid in full and the Commitment is terminated, the Borrower hereby makes, with and for the benefit of the Lender, the covenants and agreements set forth in Section 10 of the WKI Credit Agreement, which covenants and agreements are incorporated by reference herein as if fully set forth herein (provided that any requirement in such Section 10 that the Borrower pledge any collateral to the Lender shall be subject to the Intercreditor Agreement and Junior Security Agreement and Section
9.1 hereof.).

            SECTION 11. EVENTS OF DEFAULT. Upon the occurrence of any of the Events of Default specified in Section 11 of the WKI Credit Agreement, each of which are incorporated by reference herein as if fully set forth herein, then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Lender shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 of the WKI Credit Agreement shall occur, the result that would occur upon the giving of written notice by the Lender as specified below shall occur automatically without the giving of any such notice): declare the Commitment to be terminated and any accrued but unpaid Commitment Fee to be immediately due and payable and the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

            SECTION 12. MISCELLANEOUS.

            12.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except pursuant to a written instrument executed by the Borrower and the Lender.

            12.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrower:           WKI Holding Company, Inc.
                        One Pyrex Place
                        P.O. 1555
                        Elmira, New York 14902-1555
                        Attention: General Counsel
                        Fax: (607) 377-8958

The Lender:             Borden, Inc.
                        180 East Broad Street
                        Columbus, Ohio 43215
                        Attention: Ronald Starkman
                        Fax: (614) 225-4421

PROVIDED that any notice, request or demand to or upon the Lender pursuant to Sections 2.3 and 4.1 shall not be effective until received.

            12.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            12.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

            12.5 PAYMENT OF EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Lender, (b) to pay or reimburse the Lender for all its reasonable and documented costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including, without limitation, the reasonable fees, disbursements and other charges of counsel to the Lender,
(c) to pay, indemnify, and hold harmless the Lender from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents, and (d) to pay, indemnify, and hold harmless the Lender and its directors, officers, employees, trustees and agents from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including, without limitation, reasonable and documented fees, disbursements and other charges of counsel, with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit

Documents and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause
(d), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED that the Borrower shall have no obligation hereunder to the Lender nor any of its directors, officers, employees and agents with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the party to be indemnified or (ii) disputes between the Lender and its transferee(s). The agreements in this Section 12.5 shall survive repayment of the Loans and all other amounts payable hereunder.

            12.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (i) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

            (ii) The Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in its Commitment or its Loans or any other interest of the Lender hereunder and under the other Credit Documents (including to loan derivative counterparties in respect of swaps or similar arrangements having the practical or economic effect thereof). In the event of any such sale by the Lender of a participating interest to a Participant, the Lender's obligations under this Agreement shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of the Loans for all purposes under this Agreement and the other Credit Documents, and the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and the other Credit Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Credit Document, or any consent to any departure by any Credit Party therefrom, except to the extent that such amendment, waiver or consent would directly forgive any principal of the Loans or reduce the stated rate, or forgive any portion, or postpone the date for the payment, of any interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates), or increase the aggregate amount of the Commitment or postpone the date of the final scheduled maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as the Lender under this Agreement.

            (iii) The Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Affiliate (with the consent of the Borrower if any increased costs would result therefrom) of the Lender or, with the consent of the Borrower (which shall not be unreasonably withheld, it being understood that, without limitation, the Borrower shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority), to a bank or fund that is regularly engaged in making, purchasing or investing in loans or securities or financial institution (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Credit Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F to the WKI Credit Agreement, with such changes thereto as are appropriate for this Credit Agreement, executed by such Assignee, the Lender (and, in the case of an Assignee that is not an Affiliate of the Lender, by the Borrower), provided that, except in the case of an assignment of all of the Lender's interests under this Agreement, unless otherwise agreed to by the Borrower, no such assignment to an Assignee (other than any Affiliate of the Lender) shall be in an aggregate principal amount of less than $5,000,000. Upon such execution, delivery and acceptance, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of the Lender hereunder with a Commitment as set forth therein and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Lender's rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this Agreement to the contrary, the consent of the Borrower shall not be required for any assignment that occurs at any time when any of the events described in Section 11.5 of the WKI Credit Agreement shall have occurred and be continuing with respect to the Borrower. In the case of any assignment by the Lender pursuant to this paragraph (iii) of less than all of its interest under this Credit Agreement, the Borrower, the Lender and the Assignee shall cooperate to make appropriate amendments to this Credit Agreement to make customary provision for multiple lenders hereunder. In the event that Borden, Inc. is no longer a Lender hereunder, the Lenders hereunder at such time shall appoint one of the Lenders to act as "Junior Security Agent" under the Junior Security Agreement; until such time, Borden, Inc. shall act in such capacity.

            12.7 INCORPORATION BY REFERENCE. The incorporation by reference herein of provisions of the WKI Credit Agreement shall be deemed to include any modifications to the terms so incorporated necessary to reflect the intent of such incorporation, including deeming references therein to "Administrative Agent" and "Lenders" to be references to the Lender hereunder, and including, as appropriate, not giving effect to specific terms of such incorporated provisions inapplicable to the transactions under this Agreement, including provisions requiring mandatory prepayments.

            12.8 SET-OFF. Subject to the provisions of the Intercreditor Agreement, after the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lender provided by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to setoff and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender to or for the credit or the account of the Borrower. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

            12.9 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            12.10 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            12.11 INTEGRATION. This Agreement and the other Credit Documents represent the agreement of the Borrower and the Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

            12.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            12.13 SUBMISSION TO JURISDICTION, WAIVERS. The Borrower hereby irrevocably and unconditionally:

            (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

            (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 12.2 or at such other address of which the Lender shall have been notified pursuant thereto;

            (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

            (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12.13 any special, exemplary, punitive or consequential damages.

            12.14 ACKNOWLEDGMENTS. The Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents; and

            (b) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby between the Borrower and the Lender.

            12.15 WAIVERS OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                    WKI HOLDING COMPANY, INC.


                                    By
                                      ------------------------------------------
                                      Name:
                                      Title:


                                    BORDEN, INC.


                                    By
                                      ------------------------------------------
                                      Name:
                                      Title:

                                                                 Schedule 1.1 to
                                                                Credit Agreement

                                   COMMITMENT

            Borden, Inc.                               $40,000,000